UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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TXU Corp.

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Additional Information and Where to Find It
In connection with the proposed merger of TXU Corp. (the “Company”) with Texas Energy Future Merger Sub Corp., a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (the “Merger”), the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, TXU Corp., Energy Plaza, 1601 Bryan, Dallas, Texas 75201, telephone: (214) 812-4600, or from the Company’s website, http://www.txucorp.com.
Participants in the Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2006. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.
TXU QUARTERLY CONNECTIONS
TXU to Set New Direction as Private Company
On February 26, TXU announced, together with Kohlberg Kravis Roberts & Co. (KKR) and Texas Pacific Group (TPG), two of the nation’s leading private equity firms, and Goldman Sachs & Co., a leading global investment bank, execution of a definitive merger agreement under which an investor group led by KKR and TPG—Texas Energy Future Holdings Limited Partnership—will acquire TXU in a transaction valued at $45 billion.
     As a result of this transaction, the newly privatized company will deliver price cuts and price protection benefits to electric customers, strengthen environmental policies, make significant investments in alternative energy and institute corporate policies tied to climate stewardship. The private investor group’s long-term investment horizon allows TXU’s board, management and the investor group to formulate a long-term strategy to meet TXU customers’ needs and to respond to the significant energy challenges in Texas.
     “This new investor group will provide us access to world-class capabilities, scale and the ‘patient’ capital that will drive sustainable success in each of our businesses. By transitioning to private ownership, we will team up with a group of investors committed to making long-term, patient investments for lasting gains while maintaining our commitment to transparency,” said CEO John Wilder in a message to employees.
     “We’ve grown over the years as a public company, responding to the changing energy needs in Texas. Now, we are at a point in our development where the company has the opportunity to transform its businesses through private ownerships. This will allow us to better respond to the new competitive marketplace and the changing and diverse needs of our customers.”

     With the long-term focus and investment enabled by these world-class investors and private ownership, TXU can transform its operations into three independently managed businesses. This will better position each business to focus on the unique customers that it services.
•	TXU’s power generation business unit will be renamed Luminant Energy, reflecting its new direction and encompassing TXU’s power, wholesale, development and construction businesses
•	TXU Electric Delivery will be renamed Oncor Electric Delivery
•	TXU Energy will retain the use of its name
     Headquarters for each of the three businesses will remain in the Dallas/Fort Worth area, with TXU Energy moving to its Call Center in Las Colinas.
     Also as part of this announcement, TXU announced plans to scale back its planned coal units from eleven to three, representing a 75% reduction in new coal capacity. To satisfy ERCOT’s requirement for immediate additional capacity to meet the state’s increasing electricity demand, TXU will continue on its path to build two new coal units at the Oak Grove site and one coal unit at the Sandow site.
     At the same time, TXU is committed to the development and deployment of advanced technologies with a commitment to exploring IGCC’s potential to meet Texas’ reliability requirements. With the support of Texas Governor Perry, the company is now evaluating the dedication of an attractive site for the exploration of clean coal technologies and partnership with technology leaders. In addition, TXU will still reduce mercury emissions, SO2 and NOX by 20 percent from 2005 levels, as previously committed, through reductions at existing units and installation of emission controls on the new Oak Grove and Sandow units. TXU will also reduce its carbon emissions by increasing efficiency of its generating facilities by up to two percent.
     TXU, KKR and TPG expect to close the transaction in the second half of 2007, subject to receipt of shareholder approval and required federal regulatory approvals, as well as satisfaction of other customary closing conditions.
Private Thoughts
John Wilder on Taking TXU Private
John recently shared his thoughts on taking TXU private with employees during a Town Hall meeting. Here are some of the highlights:
“This isn’t your typical merger. We’re not merging with another operating company, internal or external. We’re not merging with Exelon or Florida Light & Power or Houston Light & Power...It’s not your typical two companies com(ing) together...from an operational standpoint.”
“Investors have been very, very clear to us that this isn’t about driving additional cost and productivity in the company. And you know why they’ve made that statement? Because you’ve already done it yourselfNow this is the good news. The good news is, because we’ve done it ourselves, there’s not an opportunity for anyone to do it for us.”
“To have someone come to you and say, “Gee, I think you’ve got a great business, I think you’ve got a well run business, I think you’ve got something that’s really attractive and special here...that’s just an absolute stunning...remarkable three-year transformation of this business.”
“We want to...make these businesses even more independent, even more unique. Different names, different identities,

different locations, different boards...[We’re going to] try to make you as close to your customers and as close to your operations as you possibly can be, because that’s the way I certainly feel you’re going to be the most successful.”
“You’re going to be the most successful if you can continue to serve your customers, if you continue to run your units at the highest productivity levels and you can continue to keep making continuous improvement in your job, day-to-day, in a way to keep our customers satisfied. That’s how we’re going to be able to win over the long term and build a business over the long term.”
“The best thing you can do is go back to your job, work safely, work productively, continue what you’ve been doing over the last three years and continue to move this company along as a great company. That is absolutely the most important thing that you can do for us.”